Exhibit 10.21

ARAMARK CORPORATION
Indemnification Agreement
THIS AGREEMENT is effective the 12th day of December, 2012, between ARAMARK Corporation, a Delaware corporation (the “Company”), and Karen A. Wallace (“Indemnitee”), whose address is _______________________.
RECITALS
WHEREAS, it is essential to the Company to retain and attract as directors, officers and other certain key employees the most capable persons available;
WHEREAS, Indemnitee is a member of the Board of Directors, a corporate officer of the Company (a “Designated Officer”) or an employee of the Company designated by the Board of Directors to have the benefit of this Agreement (a “Designated Employee”) and in such capacity is performing a valuable service for the Company;
WHEREAS, the By-laws of the Company provide for the indemnification of its directors and officers to the full extent authorized or permitted by the Delaware General Corporation Law (the “Corporate Statute”);
WHEREAS, the Corporate Statute specifically provides that it is not exclusive, and thereby contemplates that contracts may be entered into between the Company and the members of its Board of Directors, its officers or other employees which provide for broader indemnification of such directors, officers and other employees;
WHEREAS, developments with respect to the terms and availability of Directors and Officers Liability Insurance (“D&O Insurance”) and with respect to the application, amendment and enforcement of statutory, Certificate of Incorporation and By-law indemnification provisions generally, have raised questions concerning the availability of such insurance and if available, the adequacy and reliability of the protection afforded to directors, Designated Officers and Designated Employees thereby;
WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s service or continued service to the Company in an effective manner and in part to provide Indemnitee with specific contractual assurance that the indemnification protection provided by the Company’s By-laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such By-laws, change in the composition of the Company’s Board of Directors, or acquisition transaction relating to the Company), and in order to induce Indemnitee to provide or to continue to provide services to the Company as a director, Designated Officer or Designated Employee thereof, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses and other costs to Indemnitee to the full extent permitted by law and as set forth in this Agreement;
NOW, THEREFORE, in consideration of the premises and of Indemnitee commencing or continuing to serve the Company directly or, at its request, another enterprise or entity, including,

without limitation, any benefit plan, and intending to be legally bound hereby, the parties hereby agree as follows:
AGREEMENT

1.	Certain Definitions.
(a) “Change of Control” shall mean (i) The acquisition by any individual entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Investor Groups and their Affiliates (the “Permitted Holders”), directly or indirectly, of beneficial ownership of equity securities of ARAMARK Holdings Corporation (“Holdings”) or the Company representing more than 50% of the voting power of the then-outstanding equity securities of Holdings or the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following shall not constitute a Change of Control: (A) any acquisition by the Company or by any Sponsor Stockholder, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Holdings, the Company or any Subsidiary, or (C) any acquisition by any Person pursuant to a transaction which complies with clauses (A) and (B) of subsection (ii) below; or
(ii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Holdings or the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the beneficial owners of Holdings’ or the Company’s Voting Securities immediately prior to such Business Combination beneficially own more than 50% of the then-outstanding combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination in substantially the same proportion (relative to each other) as their ownership immediately prior to such Business Combination of the Company Voting Securities, and (B) no Person (excluding the Permitted Holders) beneficially owns, directly or indirectly, more than a majority of the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership of Holdings or the Company existed prior to the Business Combination.
Notwithstanding paragraphs (i) and (ii) above, in no event will a Change of Control be deemed to occur if the Permitted Holders maintain a direct or indirect Controlling Interest in Holdings or the Company. A “Controlling Interest” in an entity shall mean beneficial ownership of more than 50% of the voting power of the outstanding equity securities of the entity.
Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Stockholders Agreement, dated January 26, 2007, as amended, by and among Holdings, ARAMARK Intermediate HoldCo Corporation, and the stockholders named therein.

(b) “Expenses”: include attorneys’ fees and all other costs, travel expenses, fees of experts, transcripts costs, filing fees, witness fees, telephone charges, postage, delivery service fees, expenses and obligations of any nature whatsoever paid or incurred in connection with investigating, defending, prosecuting, being a witness in or participating in (including on appeal), or preparing to investigate, defend, prosecute, be a witness in or participate in any claim, action, suit or proceeding or inquiry or investigation, formal or informal, including, without limitations, any appeal for which a claim for indemnification may be made hereunder.
(c) “Potential Change in Control”: shall be deemed to have occurred if (i) Holdings or the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person or entity (including Holdings or the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (iii) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
(d) “Independent Counsel”: an attorney or a law firm (either being referred to as a “person”) who is experienced in matters of corporate law and who shall not have otherwise performed material services for the Company or Indemnitee within the immediately preceding five years, other than services as Independent Counsel hereunder and who shall not have performed services for any other party to the proceeding giving rise to the claim for indemnification hereunder. Independent Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement, nor shall Independent Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct in the last five years.
(e) “Final Judgment”: a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing.
Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Stockholders Agreement, dated January 26, 2007, as amended, by and among Holdings, ARAMARK Intermediate HoldCo Corporation, and the stockholders named therein.

2.	Maintenance of Insurance; Limitations.
(a) The Company currently has in force and effect several policies of D&O Insurance (collectively, the “Insurance Policy”). The Company agrees to furnish a copy of the Insurance Policy to Indemnitee upon request. The Company agrees that, so long as Indemnitee shall continue to serve as a director, or Designated Officer of the Company (or shall at the request of the Company serve as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) and thereafter so long as Indemnitee shall be subject to any possible claim, or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, formal or informal, by reason of the fact that Indemnitee was a director or Designated Officer of the Company (or served in any of said other capacities), the Company will, subject to the limitations set forth in Section 2(b) hereof, endeavor to purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policy or policies of D&O Insurance providing, in all respects, coverage at least comparable to that provided pursuant to the Insurance Policy.
(b) The Company shall not be required to maintain the Insurance Policy or such other policy or policies of D&O Insurance in effect if, in the sole business judgment of the then Board of Directors of the Company, (i) such insurance is not reasonably available, (ii) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (iii) the coverage provided by such insurance is so limited by exclusions that there is a disproportionately insufficient benefit from such insurance.

3.	Indemnification of Indemnitee.
The Company agrees to hold harmless, indemnify and defend Indemnitee to the fullest extent authorized or permitted by the provisions of the Corporate Statute and to such greater extent as the Corporate Statute or other applicable law may thereafter from time to time permit.

4.	Additional Indemnity.
(a) Subject to the exclusions set forth in Section 5 hereof, the Company further agrees to hold harmless, indemnify and defend Indemnitee against any and all reasonable Expenses, and all liability and loss including, without limitation, judgments, excise taxes, penalties, fines and amounts paid or to be paid in settlement, actually incurred by Indemnitee in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, investigative, formal or informal (including an action by or in the right of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, Designated Officer, Designated Employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, trustee, employee, agent, fiduciary or “party in interest” (as defined in ERISA) of, or with respect to, or the Company’s representative in, another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.
(b) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of having served as a director, Designated Officer, Designated Employee or agent of the Company or at the request of the Company as a director, officer, trustee, employee, agent, fiduciary or “party in interest” (as defined in ERISA) of, or with respect to, or the Company’s representative in, another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, a witness in any proceeding to which he is not a party, he shall be indemnified against all Expenses actual and reasonably incurred by Indemnitee or on his behalf in connection therewith.

5.	Limitations on Indemnity.
(a) No indemnification pursuant to Section 3 or Section 4 hereof shall be paid by the Company:
(i) on account of remuneration paid to Indemnitee if it shall be determined by a Final Judgment that such remuneration was in violation of law;
(ii) on account of any suit in which a Final Judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or
(iii) if a Final Judgment establishes that such indemnification is not lawful.
(b) The Company’s indemnification obligations under this Agreement shall be reduced to the extent payment is made to or for the benefit of Indemnitee pursuant to any D&O Insurance purchased and maintained by the Company.
(c) To the extent Indemnitee’s claim for indemnification under this Agreement arises out of Indemnitee’s service at the request of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, the Company’s indemnification obligation hereunder shall be limited to that amount required in excess of any indemnification and/or insurance provided to Indemnitee by such other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise. Indemnitee hereby also agrees that any indemnification obligation of the Company under the Company’s certificate of incorporation or bylaws with respect to such a claim shall also be subject to this limitation.

6.	Continuation of Indemnity.
All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, Designated Officer and/or Designated Employee of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim, or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, formal or informal, by reason of the fact that Indemnitee was a director, Designated Officer, Designated Employee or agent of the Company or was serving in any other capacity described in this Section 6.

7.	Notification and Defense of Claim.
Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to Indemnitee. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:
(a) the Company shall be entitled to participate therein at its own expense;
(b) except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own chosen counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee, unless (i) the employment of such counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, suit or proceeding or (iii) the Company shall not in fact have employed its counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion described in (ii) of this Section 7(b); and
(c) the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company’s written consent. The Company shall not settle any action or claim in any manner which would impose any penalty, equitable remedy or injunctive or other relief or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

8.	Procedures for Determination of Entitlement to Indemnification.
(a) Initial Request. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall promptly advise the Board of Directors in writing that Indemnitee has requested indemnification.
(b) Method of Determination. If such a determination is required as a matter of law as a condition to indemnification, a determination with respect to Indemnitee’s entitlement to indemnification shall be made as follows:
(i) if a Change in Control has occurred, unless Indemnitee shall request in writing that such determination be made in accordance with clause (ii) of this Section 8(b), the determination shall be made by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee;
(ii) if a Change of Control has not occurred, the determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not and were not a party to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee (“Disinterested Directors”). In the event that a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, the determination shall be made by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee.
(c) Selection, Payment, Discharge of Independent Counsel. In the event the determination of entitlement of indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected, paid, and discharged in the following manner:
(i) If a Change of Control has not occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.
(ii) If a Change of Control has occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event clause (i) of this Section 8(c) shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.
(iii) Following the initial selection described in clauses (i) and (ii) of this Section 8(c), Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection has been received, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1(d) hereof, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.
(iv) Either the Company or Indemnitee may petition a court of competent jurisdiction if the parties have been unable to agree on the selection of Independent Counsel within 20 days after receipt by the Company of a written request for indemnification pursuant to Section 8(a) hereof. Such petition may request a determination whether an objection to the party’s selection is without merit and/or seek the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate. A person so appointed shall act as Independent Counsel under Section 8(b) hereof.
(v) The Company shall pay any and all reasonable fees of Independent Counsel, and the reasonable expenses incurred by such Independent Counsel, in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed.
(vi) Upon due commencement of any judicial proceeding pursuant to Section 11(b) hereof, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(d) Cooperation. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. If a determination is made that Indemnitee is entitled to indemnification under this Agreement (including if such indemnification is subject to Section 5(c)), Indemnitee shall continue to provide the Company with such documentation and information and to provide such other cooperation as the Company may reasonably request. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Company shall be borne by the Company and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

9.	Presumptions and Effect of Certain Proceedings.
(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.
(b) The termination of any action, suit or proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in accordance with any standard of conduct that may be a condition to indemnification.
(c) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company. The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standards for indemnification set forth in this Agreement.
(d) The knowledge and/or actions or failure to act of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

10.	Advance of Expenses, Judgments, Etc.
(a) The Expenses incurred by Indemnitee in defending any claim, action, investigation, formal or informal, request for documents or information, responding to any subpoena or other legal process, suit or proceeding pursuant to which a claim for Indemnification may be applied for by Indemnitee pursuant to this Agreement, shall be advanced by the Company at the request of Indemnitee. Any judgments, fines or amounts to be paid in settlement shall also be advanced by the Company to Indemnitee upon request.
(b) Prior to the advancement of Expenses by the Company pursuant to this Section 10, Indemnitee must, if required by law, provide an undertaking that if it shall ultimately be determined in a Final Judgment that Indemnitee was not entitled to be indemnified, or was not entitled to be fully indemnified, Indemnitee shall promptly repay to the Company all amounts advanced or the appropriate portion thereof so advanced.

11.	Enforcement.
(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to commence or continue serving as a director, Designated Officer and/or Designated Employee of the Company, and/or at the request of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and acknowledges that Indemnitee is relying upon this Agreement in commencing or continuing in such capacity.
(b) If (i) a determination is made that Indemnitee is not entitled to indemnification under this Agreement, (ii) an advancement of Expenses, judgments, fines or amounts to be paid in settlement or other amounts pursuant to Section 11 hereof is not made within 15 days after receipt by the Company of a request therefor, (iii) a determination of entitlement to indemnification pursuant to Section 8 hereof has not been made within 90 days after receipt by the Company of the request therefor, or (iv) payment of indemnification is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, then Indemnitee may bring an action against the Company to recover the unpaid amount of the claim. In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement, the Company shall reimburse Indemnitee for all of the Indemnitee’s Expenses in bringing and pursuing such action, whether or not Indemnitee is successful in such action, unless the court or other adjudicative body determines that such action for enforcement brought by Indemnitee was frivolous.

(c) In the event that a determination shall have been made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 11 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
(d) If a determination shall have been made or deemed to have been made pursuant to Section 8 or 9 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced to enforce this Agreement, including a judicial proceeding commenced pursuant to this Section 11, that the procedures and presumptions of this Agreement are not valid, binding and enforceable or that there is not sufficient consideration for this Agreement and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

12.	Establishment of Trust.
In the event of a Potential Change in Control other than a Potential Change in Control approved by the Board of Directors of the Company prior to the Change in Control or in the event of such a Change in Control that has been so approved, if the Board determines in its discretion that this Section 12 should still apply, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee; and from time to time upon written request of Indemnitee the Company shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred, and any and all judgments, fines, penalties and settlement amount actually paid or claimed, reasonably anticipated or proposed to be paid, in connection with any pending or competed action, suit or proceeding pursuant to which a claim for indemnification or advancement may be applied for by Indemnitee pursuant to this Agreement. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by Independent Counsel. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (ii) the trustee shall advance, within 15 days after receipt of a request by Indemnitee, any and all Expenses, judgments, fines or settlement amounts to Indemnitee for which funding has been provided (and Indemnitee hereby agrees to reimburse the trust under the circumstances under which Indemnitee would be required to reimburse the Company under Section 10 hereof), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligations set forth above, (iv) the trustee shall promptly pay to Indemnitee, from and to the extent such trust has been funded, all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by Independent Counsel or a Final Judgment, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be an Independent Counsel or another independent person agreed upon by the Company and the Indemnitee. Nothing in this Section 12 shall relieve the Company of any of its obligations under this Agreement or under applicable law, the Company’s Certificate of Incorporation or By-Laws. All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local and foreign tax purposes. Notwithstanding the foregoing, the Company shall have the right, in its sole discretion, in lieu of creating and funding such trust, to purchase and maintain one or more bonds or other forms of adequate security from an insurance company, surety company or similar source reasonably acceptable to Indemnitee, for the amounts which it would otherwise be required to place in trust pursuant to this Section 12.

13.	Other Rights and Remedies.
The indemnification and other rights provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled or hereafter acquire under any provision of law, the Company’s Certificate of Incorporation or By-laws, other agreement, vote of shareholders or directors or otherwise, as to action in Indemnitee’s official capacity while occupying any of the positions or having any of the relationships referred to in this Agreement, and shall continue after Indemnitee has ceased to occupy such position or have such relationship, respecting acts or omissions of Indemnitee while Indemnitee occupied such position or had such relationship. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by Indemnitee while occupying any of the positions or having any of the relationships referred to in this Agreement prior to such amendment, alteration or repeal.

14.	Notices.
All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communications shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, or by Federal Express or similar service providing receipt against delivery, and (iii) telefaxed and received with a confirming copy received by the method described in (ii) above and shall be deemed received on the earlier of actual receipt or the third business day after the date on which it is so mailed:
(a) if to Indemnitee, to the address set forth above or to such other address as may be furnished to the Company by Indemnitee by notice similarly given; or

(b) if to the Company, to:
ARAMARK Corporation
1101 Market Street
Philadelphia, PA 19107-2988
Attn: Corporate Secretary
215-413-8808 (facsimile)
or to such other address as may be furnished to Indemnitee by the Company by notice similarly given.

15.	Subrogation.
In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee in respect of such payment against one or more third parties (including without limitation D&O Insurance, if applicable). Indemnitee shall execute all documents and instruments necessary or desirable for such purpose, and shall do everything that may be reasonably necessary to secure such rights at the Expense of the Company, including the execution of such documents and instruments reasonably necessary or desirable to enable the Company effectively to bring suit to enforce such rights.

16.	No Construction as Employment Agreement.
Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director, officer or employee of the Company or in any capacity with any other entity referred to in Section 6 hereof, or in the employ of the Company or of any such other entity.

17.	Severability.
The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

18.	No Third Party Beneficiaries.
Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this

Agreement other than any estate, heir, executor or administrator of or other successor to Indemnitee.

19.	Governing Law; Binding Effect; Amendment, Termination, Assignment and Waiver.
(a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.
(b) This Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns (including without limitation any direct or indirect successor by purchase, merger, consolidation or otherwise to all, substantially all, or a substantial part, of the business and/or assets of the Company), and spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
(c) No amendment, modification, termination, cancellation or assignment of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the party making the waiver nor shall any such waiver constitute a continuing waiver.
IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the day and year first above written.

ARAMARK Corporation

/s/ KAREN A. WALLACE	By:	/s/ ERIC J. FOSS
Karen A. Wallace	Eric J. Foss Chief Executive Officer and President